                                                                    EXHIBIT 2.15

                                                                  EXECUTION COPY
                                                                  --------------


                              FORBEARANCE AGREEMENT

         This Forbearance Agreement dated as of April 15, 2002 ("Agreement") is among IFCO SYSTEMS N.V., a public limited liability company organized under the laws of the Netherlands ("Holdings"), IFCO SYSTEMS NORTH AMERICA, INC., a Delaware corporation ("Borrower"), the lenders party to the Credit Agreement described below ("Lenders"), and Bank One, NA, in its capacity as administrative agent for the Lenders (in such capacity, the "Agent").

                                  INTRODUCTION

         A. Holdings, the Borrower, the Agent and the Lenders are parties to the Second Amended and Restated Credit Agreement dated as of December 31, 2000, as amended by Amendment No. 1 and Consent dated as of June 12, 2001, Amendment No. 2 and Waiver dated as of August 31, 2001, Amendment No. 3, Waiver and Consent dated as of October 12, 2001, and Amendment No. 4 Waiver and Consent dated as of February 22, 2002 (as amended, the "Credit Agreement").

         B. Holdings, the Borrower, the Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, (1) acknowledge the existence of certain Defaults and Events of Default (each as defined in the Credit Agreement), (2) provide for a temporary forbearance period during which the Agent and the Lenders agree not to take action with respect to such existing Defaults and Events of Default and (3) provide for certain other miscellaneous matters.

         THEREFORE, Holdings, the Borrower, the Agent and the Lenders hereby agree as follows:

         Section 1. Definitions; References. Unless otherwise defined in this
                    -----------------------
Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

         Section 2. Forbearance and Certain Agreements.
                    ----------------------------------

         (a)  Forbearance.
              -----------

              (i) Holdings and the Borrower hereby acknowledge the existence of the following Defaults and Events of Default (collectively, the "Existing Defaults"):

              (A) the Borrower's noncompliance with Section 2.3 and 2.10(e) of the Credit Agreement with respect to the over advance of $2,481,000.00;

              (B) the Event of Default under Section 8(e)(ii) of the Credit Agreement due to the Borrower's failure to pay accrued interest on the Notes (the "Senior Notes") issued under the

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Senior Subordinated Note Indenture dated March 8, 2000 (the "Note Indenture")
due March 15, 2002;

              (ii) The Lenders hereby agree, subject to the terms of this Agreement, to forbear from exercising any of their rights and remedies under any of the Credit Agreement and the Loan Documents arising solely as a result of the Existing Defaults, including any rights to accelerate payments, to enforce security interests, to file an involuntary bankruptcy petition against the Borrower or any of its Subsidiaries, or to enforce the obligations under the Credit Agreement until the date ("Forbearance Termination Date") that is the earlier to occur of (a) (June 15, 2002), and (b) the date of the occurrence of a Forbearance Default (as defined below).

              (iii) The forbearance by the Lenders described above is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Existing Defaults. This forbearance is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of the Existing Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Documents.

              (iv) Holdings and the Borrower hereby further agree and acknowledge that (A) the Existing Defaults have not been permanently waived as a result of this Agreement and that such forbearance is temporary in nature, and
(B) concurrent with the Forbearance Termination Date, all rights and remedies of the Lenders as a result of this Section 2(a) shall be automatically and immediately reinstated.

              (v) The following shall constitute a "Forbearance Default" under this Agreement:

                    (A) the failure of the Borrower or Holdings to comply with any covenant or agreement contained in this Agreement; or

                    (B) any representation or warranty contained in this Agreement shall be incorrect in any material respect; or

                    (C) the occurrence or existence of any Default or Event of Default (other than the Existing Defaults); or

                    (D) the existence of any Default or Event of Default (each as defined in the Note Indenture, other than the Event of Default due solely to the Borrower's failure to pay accrued interest on the Senior Notes) or the Trustee under the Note Indenture (the "Trustee") or any holder thereof (a "Noteholder") shall have exercised any rights or remedies in respect of such Default or Event of Default or otherwise taken any action with respect thereto or taken any enforcement action or action toward collection of the Senior Notes, including any acceleration of the principal amount, interest or premium on the Senior Notes;

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                    (E)   the failure of the Agent to receive a letter(s)
executed by Noteholders representing at least sixty-three percent of the principal value of the Senior Notes with respect to a standstill on the Senior Notes, on terms and conditions satisfactory to the Lenders and substantially in the form of Schedule I attached hereto; or

                    (F) receipt by the Agent of any communication from the Ad Hoc Committee of Noteholders or any committee member or its counsel or otherwise which notice indicates that the Noteholders may exercise any rights or remedies available under the Indenture.

         (b)  Interest Rates. From and after the date of this Agreement and
              --------------
subject to the terms of this paragraph (b) (i) the interest rate applicable to all Loans and Borrowings (whether now existing or later made, but excluding any Eurocurrency Loans which are in existence on the date hereof which will not be affected hereby until their respective maturity dates as set forth in Schedule II attached hereto), shall be a rate per annum equal to the Base Rate plus 3%
                                                                      ----
(but in no event to exceed the Highest Lawful Rate) and the Applicable Margin for Letters of Credit shall be [4.5%]; provided that, if an Event of Default
                                       --------
(other than an Existing Default) shall have occurred and be continuing, the interest rate then in effect (after giving effect to the increases set forth below, if any) shall be increased by an additional 2.00% (but in no event to exceed the Highest Lawful Rate), and (ii) the right of the Borrower to request continuations of, or conversions to, or new Borrowings consisting of Eurocurrency Loans is hereby suspended indefinitely. Notwithstanding the foregoing, the interest rate applicable to all Loans shall, in addition to the 2.00% default rate increase described in the preceding sentence, be subject to the following potential separate and distinct increases: an increase of .50% to the interest rate then in effect for all Loans will occur on July 1, 2002 and an additional increase of .50% shall occur on October 1, 2002.

Each of the foregoing increases shall be effective as of the respective dates for such increases set forth above and shall apply to all Loans.

         (c)  Borrowing Base. On the date of this Agreement, a new Borrowing
              --------------
Base Certificate shall be delivered to the Agent which certifies that the aggregate Revolving Credit Outstandings are less than or equal to the lesser of the Revolving Commitment and the Borrowing Base.

         (d)  Collateral Audit. Holdings and the Borrower shall permit the
              ----------------
Administrative Agent to, at Holding's expense, conduct a collateral audit satisfactory to the Administrative Agent with respect to Holdings and the Borrower and their respective Subsidiaries, including without limitation, their respective accounts receivables and inventories. Such Collateral Audit shall be conducted by an independent accounting firm acceptable to the Agent and may occur in multiple stages, at Agent's discretion. Holdings and the Borrower agrees to cooperate and to ensure that their respective Subsidiaries cooperate with the Agent and such accounting firm in connection with any such endeavor. The initial collateral audit shall apply to assets of Holdings, Borrower and their Subsidiaries located in North America and the cost for which Borrower shall be responsible shall be the reasonable cost thereof, not to exceed $100,000. In the event such

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initial collateral audit indicates any material variance in the collateral in the opinion of the Agent, the Agent may conduct a collateral audit of the collateral located in Europe and the cost for which Borrower shall be responsible shall be the reasonable cost thereof, not to exceed $200,000.

         (e)  Acknowledgement of Indebtedness. Holdings and the Borrower hereby
              -------------------------------
acknowledge that, as of the date of this Agreement, (i) the aggregate outstanding principal amount of the Revolving Loans (including the face amount of all Letters of Credit) owing to the Lenders is $85,000,000, and (ii) the aggregate outstanding principal amount of the Term Loans owing to the Lenders is $28,505,000.

         Section 3. Representations and Warranties. Holdings and the Borrower
                    ------------------------------
represent and warrant to the Agent and the Lenders that:

         (a) After giving effect to this Agreement, all of the representations and warranties of Holdings, the Borrower and its Subsidiaries set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement, except as a result of the transactions expressly permitted under such Credit Agreement and the Loan Documents and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

         (b) (i) The execution, delivery and performance of this Agreement are within the corporate power and authority of Holdings and the Borrower and have been duly authorized by appropriate proceedings, (ii) this Agreement constitutes a legal, valid and binding obligation of Holdings and the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity and (iii) the Consent of the Guarantors is duly authorized by appropriate proceedings; and

         (c) Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

         Section 4. Reaffirmation of Guarantors. Holdings and each of the
                    ---------------------------
Subsidiary Guarantors hereby acknowledge and agree to the terms of this Agreement and agree that their respective duties and obligations under the applicable Loan Documents to which they are parties, including without limitation any guaranties, or by which they and/or any of their respective properties are bound, are hereby reaffirmed, ratified and acknowledged, as the same may have been amended hereby.

         Section 5. Effectiveness. This Agreement shall become effective, and
                    -------------
the amendments, consents and forbearance provisions provided for herein shall be effective as provided herein, upon the satisfaction of the following conditions precedent:

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         (a)  Holdings and the Borrower, the Agent and the Majority Lenders
shall have delivered duly and validly executed originals (unless otherwise indicated) of this Agreement to the Agent;

         (b) The Ad Hoc Committee of Noteholders shall have delivered to the Agent the agreement(s) as required under Section 2(a)(v)(E) hereof no later than April 18, 2002;

         (c) Each of the Guarantors shall have delivered to the Agent a fully executed Acknowledgment and Consent in form acceptable to the Agent; and

         (d) Holdings and the Borrower shall have delivered to the Agent (all of which shall be in form, substance and terms acceptable to the Agent):

              (i) copies, certified as of the date of this Agreement by a Responsible Officer of Holdings and the Borrower of (A) the resolutions of the Board of Directors of Holdings and the Borrower, and (B) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Loan Documents;

              (ii) certificates of a Responsible Officer of each of Holdings and the Borrower and its Subsidiaries certifying the names and true signatures of officers of each such Person authorized to sign this Agreement and the other Loan Documents to which each such Person is a party; and

              (iii) a current Borrowing Base Certificate required by Section 2
(c).

         (e) The representations and warranties in this Agreement shall be true and correct in all material respects; and

         (f) On the date of this Agreement, Holdings and the Borrower shall have paid (i) all fees and interest owing in respect of the Obligations that are past due as of the date of this Agreement which are identified on Schedule III attached hereto, and (ii) all costs and expenses of the Agent, the Lenders, and the Lenders' consultants, attorneys and agents in connection with this Agreement which have been invoiced and are payable pursuant to Section 10.5 of the Credit Agreement and any required payment of overadvance.

         Section 6. Effect on Loan Documents; Acknowledgments and Agreements.
                    --------------------------------------------------------

         (a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Agent's or Lenders' rights under the Loan Documents.

         (b) Holdings and the Borrower hereby agree to furnish monthly balance sheets along with the monthly financial management reports which are currently required to be delivered to the Agent and the Lenders.

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         (c)  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents, the Credit Agreement or any related documents.

         (d) HOLDINGS AND THE BORROWER ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, EACH OF HOLDINGS, THE BORROWER AND THEIR SUBSIDIARIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE AGENT OR THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AGREEMENT. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS PARAGRAPH 6(d), AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

         (e) THE AGENT AND THE LENDERS HEREBY EXPRESSLY RESERVE ALL OF THEIR RIGHTS, REMEDIES, AND CLAIMS UNDER THE LOAN DOCUMENTS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT SHALL CONSTITUTE A WAIVER OR RELINQUISHMENT (I) OF ANY DEFAULT OR EVENT OF DEFAULT (INCLUDING, WITHOUT LIMITATION, ANY EXISTING DEFAULT) UNDER ANY OF THE LOAN DOCUMENTS, (II) OF ANY OF THE AGREEMENTS, TERMS OR CONDITIONS CONTAINED IN THE LOAN DOCUMENTS, (III) OF ANY RIGHTS OR REMEDIES OF THE AGENT AND LENDERS WITH RESPECT TO THE LOAN DOCUMENTS, OR (IV) OF THE RIGHTS OF THE AGENT AND THE LENDERS TO COLLECT THE FULL AMOUNTS OWING TO THEM UNDER THE LOAN DOCUMENTS.

         Section 7. Choice of Law. This Agreement shall be governed by and
                    -------------
construed and enforced in accordance with the laws of the State of New York.

         Section 8. Counterparts. This Agreement may be signed in any number of
                    ------------
counterparts, each of which shall be an original.

     EXECUTED as of the 15th day of April, 2002.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               BORROWER AND GUARANTORS:
                               -----------------------

                               IFCO SYSTEMS, N.V.


                               By: /s/ Karl Pohler
                                  ------------------------------------
                               Name:   Karl Pohler
                                     ---------------------------------
                               Title:  CEO
                                      --------------------------------


                               By: /s/ Michael W. Nimtsch
                                  ------------------------------------
                               Name:   Michael W. Nimtsch
                                     ---------------------------------
                               Title:  CFO
                                      --------------------------------


                               IFCO SYSTEMS NORTH AMERICA, INC.


                               By: /s/ David Russell
                                  ------------------------------------
                               Name:   David Russell
                                    ----------------------------------
                               Title:  President
                                     ---------------------------------

                               BANK ONE, NA, as Administrative Agent
                               and as a Lender


                               By: /s/ C. Dianne Wooley
                                  ------------------------------------
                               Name:   C. Dianne Wooley
                                    ----------------------------------
                               Title:  First Vice President
                                      --------------------------------


                               CANADIAN IMPERIAL BANK OF COMMERCE as Syndication Agent, Co-Lead Arranger and Co-Book Runner

                               By: /s/ Katherine Bass
                                  ----------------------------------------
                               Name:   Katherine Bass
                                    --------------------------------------
                               Title:  Executive Director
                                      ------------------------------------
                                      CIBC World Markets Corp. As Agent
                                      ------------------------------------

                                       BANC ONE CAPITAL MARKETS, INC.,
                                       as Co-Lead Arranger and Co-Book Runner

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       CIBC, Inc., as Lender

                                       By: /s/ Katherine Bass
                                           -------------------------------------
                                       Name:   Katherine Bass
                                            ------------------------------------
                                       Title:  Executive Director
                                              ----------------------------------
                                               CIBC World Markets Corp. As Agent
                                              ----------------------------------

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as Lender

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       DRESDNER BANK AG, NEW YORK AND GRAND
                                          CAYMAN BRANCHES

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       COMERICA BANK


                                       By:  /s/ John R. Grundstad
                                           -------------------------------------
                                       Name:    John R. Grundstad
                                             -----------------------------------
                                       Title:   Vice President
                                              ----------------------------------

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                                           NATIONAL CITY BANK


                                           By:  /s/ Michael J. Durbin
                                               ---------------------------------
                                           Name:    Michael J. Durbin
                                                 -------------------------------
                                           Title:   Vice President
                                                  ------------------------------


                                           BNP PARIBAS


                                           By:  /s/ Angela Bentley
                                               ---------------------------------
                                           Name:    Angela Bentley
                                                 -------------------------------
                                           Title:   Vice President
                                                  ------------------------------


                                           By:  /s/ Aurora Abella
                                               ---------------------------------
                                           Name:    Aurora Abella
                                                 -------------------------------
                                           Title:   Vice President
                                                  ------------------------------


                                           THE ROYAL BANK OF SCOTLAND

                                           By:  /s/ Gerd Bieding
                                               ---------------------------------
                                           Name:    Gerd Bieding
                                                 -------------------------------
                                           Title:   Director
                                                  ------------------------------


                                           THE BANK OF NOVA SCOTIA

                                           By:  /s/ Olivia L. Braun
                                               ---------------------------------
                                           Name:    Olivia L. Braun
                                                 -------------------------------
                                           Title:   Director
                                                  ------------------------------

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                                   Schedule I


                         DRAFT NOTEHOLDERS' SIDE LETTER
                         ------------------------------

                                                                  April 15, 2002


     To:  The Administrative Agent
          Bank One, NA
          Managed Assets Dept., TX1-2454
          1717 Main Street, 4th Floor
          Dallas, Texas  75201
          Attention: C. Dianne Wooley,
                       First Vice President

Dear Sir/Madam,

Re : Euro 200 million 10.625% Senior Subordinated Notes due 2010 (the "Notes") issued by IFCO Systems N.V. (the "Company")

     We confirm that we hold, manage or advise accounts that hold or beneficially own Notes and that we have the sole right to vote and to dispose of such Notes. Together with the other institutions who also signatories to this letter, we are members of an Ad Hoc Committee of Noteholders (the "Committee") which we have been informed holds, in aggregate, in excess of 63% in principal value of the Notes. The Company's Notes' obligations are guaranteed by a number of the Company's principal subsidiaries ("Subsidiary Guarantors").

     We have been provided with a copy of a letter dated 15 April 2002 ("Board Letter") which was sent to the Company on behalf of the Committee by the Committee's legal counsel, Cadwalader, Wickersham & Taft ("Cadwalader").

     We hereby confirm that we agree to provide you, as Administrative Agent for the lenders party to the Second Amended and Restated Credit Agreement dated as of 31 December 2000, as amended (the "Credit Agreement") among the Company, its Subsidiary Guarantors and the lenders named herein, during the period between the date hereof and no later than 15 June 2002, and assuming that the Forbearance Agreement dated 15 April 2002 among the Company, yourselves and the other parties remains in full force and effect, with not less than five (5) business days' prior written notice to your address stated above, if, for any reason, we decide, either in our sole discretion or in consultation with the Committee or any other holder of Notes, to exercise any rights or remedies available to us under the Notes Indenture (the "Indenture") dated 8 March 2000, provided that this agreement shall not require the undersigned to delay the giving of notice to the Company regarding the breach of a covenant or other agreement contained in the Indenture, or in any way impede or delay the exercise of rights or remedies by the undersigned upon an Event of Default arising under the Indenture by virtue of a voluntary or involuntary insolvency or similar proceeding being commenced by or in respect of the Company or one or more Subsidiary Guarantors.

                                                  Sincerely,

                                                  [NAME OF COMMITTEE MEMBER]


                                                  By: __________________________
                                                  Name:_________________________
                                                  Title:________________________

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                                   Schedule II

                                LIBOR Maturities

Revolver
--------

$45,950,000 Expires on July 8, 2002

$18,869,548.08 Expires on May 28, 2002

The Term Loan LIBOR expires on May 1, 2002.

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                                  Schedule III

A deposit of $70,000 delivered to the Agent for the benefit of the accountant performing the collateral audit.

                                      -13-